Exhibit 10.1

ERIE INDEMNITY COMPANY

EMPLOYEE BENEFITS ADMINISTRATION COMMITTEE

UNANIMOUS WRITTEN CONSENT OF COMMITTEE MEMBERS

All members of the Erie Indemnity Company Employee Benefits Administration Committee (“EBAC”) hereby consent in writing to the adoption of the following resolution, with the same effect as if that resolution had been duly proposed and adopted at a meeting of the EBAC duly called and held in accordance with its charter.

This Unanimous Written Consent of Committee Members shall become binding when executed by all of the Committee Members.

The undersigned Members have executed this Unanimous Written Consent of Committee Members and have filed same with the Chairman of the Committee.

ERIE INDMENITY COMPANY EMPLOYEE BENEFITS ADMINISTRATION COMMITTEE

First Amendment to Erie Insurance Group Retirement Plan for Employees (As Amended and Restated Effective December 31, 2009)

WHEREAS Erie Indemnity Company (the “Company”) maintains the Erie Insurance Group Retirement Plan for Employees (the “Plan”) under an amendment and restatement effective as of December 31, 2009;

WHEREAS, the Plan provides that the Company may amend the Plan; and

WHEREAS, the Company has given authority to make certain amendments to its ERISA plans to the Erie Indemnity Company Employee Benefits Administration Committee (“EBAC”); and

WHEREAS, in accordance with such authority, the EBAC wishes to amend the Plan as hereinafter set forth.  The purpose of this Amendment is to make technical changes in connection with the Plan’s application for a favorable determination letter from the Internal Revenue Service.  The provisions of this Amendment shall be effective as of December 31, 2009.  Words and phrases used herein with initial capital letters which are defined in the Plan are used herein as defined.

Now, THEREFORE, the EBAC hereby amends the Plan by adding the following at the end of Section 2.35 of the Plan as set forth below:

March 27 , 2012	/s/ William D. Gheres
Member

March 27 , 2012	/s/ Barbara Stapf
Member

March 27 , 2012	/s/ Chris Marsh
Member

FIRST AMENDMENT TO

ERIE INSURANCE GROUP

RETIREMENT PLAN FOR EMPLOYEES

(As Amended and Restated Effective December 31, 2009)

Amend the Plan by adding the following at the end of Section 2.35 of the Plan:

Notwithstanding the preceding paragraph, in no event shall Test Compensation include severance pay.  However, the following types of remuneration, if includible for purposes of Test Compensation as described above, shall be taken into account only if paid by the later of the date that is 2-1/2 months after the date of severance from employment with an Employer or the end of the limitation year that includes the date of severance from employment with the Employer, if the amounts would have been included in Test Compensation had they been paid before the severance from employment date:

(a)                               Regular Pay After Severance from Employment.  The payment for services rendered during the Participant’s regular working hours, or for services outside of the Participant’s regular working hours such as overtime or shift differential, commissions, bonuses or other similar payments that would have been paid had the Participant not incurred a severance from employment.

(b)                              Leave Cash Outs and Deferred Compensation.  Payments of unused accrued bona fide sick, vacation or other leave provided the Participant would have been able to use the leave if employment had continued, or payments from a nonqualified unfunded deferred compensation plan, provided the payment would have been paid had the Participant not incurred a severance from employment and such payment would have been includible in gross income had such payment been made.

(c)                               Post-Severance from Employment Salary Continuation Payments.  If the Employer continues to provide remuneration to a Participant due to the Participant’s disability or to a Participant who is not performing services because of qualified military service, as defined in Code Section 414(u), in an amount that is not in excess of that which would have been payable to the Participant as compensation had the Participant not entered qualified military service, such amounts will be included in Test Compensation for purposes of this Section.

Executed at Erie, Pennsylvania, this    27th   day of   March               , 2012.

ERIE INDEMNITY COMPANY

By:	/s/ James J. Tanous

Title: EVP, Secretary & General Counsel